Exhibit 99.1

Autonomous Power Corporation

Condensed Consolidated Financial Statements

As of and for the Six Months ended June 30, 2026 and June 30, 2025

1

AUTONOMOUS POWER CORPORATION

2

AUTONOMOUS POWER CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in dollars, except share amounts)

(unaudited)

	Successor	Successor	Predecessor
	June 30, 2026	December 31, 2025	December 31, 2025
ASSETS

Current Assets
Cash and cash equivalents	$25,007,680	$630,408	$27,352
Accounts receivable	2,652,973	-	78,850
Prepaid expenses and other receivables	5,329,331	-	-
Inventory, net	5,424,985	-	12,041
Investments in debt securities	62,912,734	-	-
Other current assets	599,075	12,028	-

Total current assets	101,926,778	642,436	118,243

Property and equipment, net	78,114	-	-
Intangible assets, net	2,305,740	-	-
Goodwill	3,422,507	-	-

Total assets	$107,733,139	$642,436	$118,243

LIABILITIES, AND STOCKHOLDERS’ EQUITY / (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	9,491,829	496,159	175,933
Treasury stock payable - related party	2,000,000	-	-
Deferred revenue	2,684,910	-	215,106
Deferred revenue - related parties	190,000	-	-
Promissory note payable to AGH	20,000,000	-	-
Deferred acquisition consideration - related parties	2,000,000	-	-
Due to related parties (other)	-	319,531	261,434
Line of credit, related party	-	-	184,990
Share subscription liability	-	635,258	-

Total current liabilities	36,366,739	1,450,948	837,463

Warrant liability	23,656,124	-	-

Total liabilities	$60,022,863	$1,450,948	$837,463

Commitments and Contingencies (Note 20)

Stockholders’ Equity / (Deficit)
Common stock, $0.001 par value, 250,000 shares authorized and 132,952 shares issued and outstanding at June 30, 2026; 250,000 shares authorized; 100,000 shares issued and outstanding at December 31, 2025 (Successor); 10,000,000 authorized, 5,000,000 shares issued and outstanding at December 31, 2025 (Predecessor).	141	100	500
Additional paid-in capital	68,020,780	-	-
Stock subscription receivable	-	(100)	-
Accumulated other comprehensive loss	(160,136)	-	-
Accumulated deficit	(18,150,509)	(808,512)	(719,720)
Treasury stock	(2,000,000)	-	-
Total stockholders’ equity / (deficit)	47,710,276	(808,512)	(719,220)

Total liabilities, and stockholders’ equity / (deficit)	$107,733,139	$642,436	$118,243

See accompanying notes to the unaudited condensed consolidated financial statements

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AUTONOMOUS POWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(in dollars, except share amounts)

(unaudited)

	Successor	Predecessor	Predecessor
	Six months ended	Period	Six months ended
	June 30, 2026	1/1/2026-1/30/2026	June 30, 2025
Revenue
Product sales	$5,092,511	$-	$219,714
Service revenue	578,378	-	15,400
Total revenues	$5,670,889	$-	$235,114
Cost of revenue / cost of sales
Product sales	3,011,201	-	57,224
Service revenue	467,811	-	2,920
Total cost of revenues / cost of sales	$3,479,012	$-	$60,144

Gross Profit	2,191,877	-	174,970

Operating Expenses
General and administrative	15,936,607	110,913	336,052
Sales and marketing	3,467,506	44	1,442
Research and development	1,442,402	24,206	-
Depreciation and amortization	62,403	-	-
Other operating expenses	887,816	-	3,258
Total operating expenses	21,796,734	135,163	340,752

Operating loss	(19,604,857)	(135,163)	(165,782)

Interest expense	920,698	2,966	1,500
Interest income	(478,021)	-	-
Loss on extinguishment of debt	3,650,387	-	-
Change in fair value of warrants	(6,343,876)	-	-
Other (income) / expense, net	(12,048)	-	-

Loss before income taxes	(17,341,997)	(138,129)	(167,282)
Provision for income taxes	-	-	-
Net loss	$(17,341,997)	$(138,129)	$(167,282)

Other comprehensive loss:
Unrealized loss on AFS debt securities	160,136	-	-
Comprehensive loss	$(17,502,133)	$(138,129)	$(167,282)

See accompanying notes to the unaudited condensed consolidated financial statements

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AUTONOMOUS POWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(in dollars, except share amounts)

(unaudited)

	Common Stock	Common Stock	Stock Subscription	Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	Receivable	In Capital	Deficit	Deficit
Balance - January 1, 2025 (Predecessor)	5,000,000	$500	$-	$-	$(179,130)	$(178,630)
Net loss for the six months ended June 30,2025	-	-	-	-	(167,282)	(167,282)
Balance - June 30, 2025 (Predecessor)	5,000,000	$500	$-	$-	$(346,412)	$(345,912)

	Common Stock	Common Stock	Stock Subscription	Additional Paid	Accumulated	Total Stockholders’
	Shares	Amount	Receivable	In Capital	Deficit	Deficit
Balance - January 1, 2026 (Predecessor)	5,000,000	$500	$-	$-	$(719,720)	$(719,220)
Net loss for the period from January 1, 2026 through January 30, 2026	-	-	-	-	(138,129)	(138,129)
Balance - January 30, 2026 (Predecessor)	5,000,000	$500	$-	$-	$(857,849)	$(857,349)

	Common Stock	Common Stock	Stock Subscription	Additional Paid	Treasury	Accumulated Other Comprehensive Income	Accumulated	Total Stockholders’
	Shares	Amount	Receivable	In Capital	Stock	(Loss)	Deficit	Deficit
Balance - January 1, 2026 (Successor)	100,000	$100	$(100)	$-	$-	$-	$(808,512)	$(808,512)
Capital contributions	90	-	-	39,600	-	-	-	39,600
Issuance of common stock pursuant to KCGI Private Placement	27,809	28	-	50,000,554	-	-	-	50,000,582
Pre-funded American Ventures Series IV Warrants issued	-	-	-	3,650,000	-	-	-	3,650,000
Issuance of common stock pursuant to 2025 Subscription Agreements	13,398	13	(602,464)	6,031,145	-	-	-	5,428,694
Stock-based compensation	-	-	-	8,299,481	-	-	-	8,299,481
Treasury stock	(8,345)	-	-	-	(2,000,000)	-	-	(2,000,000)
Collection of subscription receivable associated with previously issued common stock	-	-	602,564	-	-	-	-	602,564
Unrealized loss on AFS debt securities	-	-	-	-	-	(160,136)	-	(160,136)
Net loss for the six months ended June 30, 2026	-	-	-	-	-	-	(17,341,997)	(17,341,997)
Balance - June 30, 2026 (Successor)	132,952	$141	$-	$68,020,780	$(2,000,000)	$(160,136)	$(18,150,509)	$47,710,276

See accompanying notes to the unaudited condensed consolidated financial statements

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AUTONOMOUS POWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in dollars, except share amounts)

(unaudited)

	Successor	Predecessor	Predecessor
	For the Six Months ended June 30, 2026	Period January 1, 2026 through January 30, 2026	For the Six Months ended June 30, 2025
Operating Activities:

Net loss	$(17,341,997)	$(138,129)	$(167,282)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	112,736	-	-
Stock-based compensation	8,299,481	-	-
Loss on extinguishment	3,650,387	-	-
Interest on investments in debt securities	317,885	-	-
Change in fair value of warrants	(6,343,876)	-	-
Amortization of debt discount	187,146	-	-
Accretion of discount on deferred acquisition consideration	117,071	-	-

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,652,973)	78,850	195,245
Inventory, net	(5,424,985)	-	(155,534)
Prepaid expenses and other receivables	(5,329,331)	-	6,415
Other current assets	(302,802)	-	-
Accounts payable and accrued expenses	8,366,656	(10,627)	416
Deferred revenue	2,467,507	4,640	25,182
Deferred revenue - related party	190,000	-	-

Net cash (used in) operating activities	$(13,687,095)	$(65,266)	$(95,558)

Investing Activities:

Purchases of Property and Equipment	(5,884)	-	-
Purchases of Intangible assets	(200,000)	-	-
Acquisition of businesses, net of cash acquired	(2,630,307)	-	-
Deferred acquisition consideration paid	(656,091)	-	-
Investment in debt securities	(63,675,000)	-	-

Net cash (used in) investing activities	$(67,167,282)	$-	$-

Financing Activities:

Capital contributions	39,600	-	-
Proceeds from issuance of common stock	54,777,018	-	-
Collection of subscription receivable	602,564	-	-
Proceeds from note payable	20,000,000	-	78,240
Proceeds from issuance of senior notes and warrants	35,000,033	-	-
Repayment of senior note	(5,187,566)	-	-
Due to/from related party	-	38,200	(82,229)
Net cash proceeds provided by (used in) financing activities	$105,231,649	$38,200	$(3,989)

NET (DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	24,377,272	(27,066)	(99,547)
CASH AND CASH EQUIVALENTS - Beginning of period	630,408	27,352	105,026
CASH AND CASH EQUIVALENTS - End of period	$25,007,680	$286	$5,479

See accompanying notes to the unaudited condensed consolidated financial statements

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AUTONOMOUS POWER CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in dollars, except share amounts)

(unaudited)

	Successor	Predecessor	Predecessor
	June 30, 2026	January 30, 2026	June 30, 2025
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Deferred acquisition consideration recognized in connection with business combinations	$2,665,526	$-	$-
Treasury stock payable	$2,000,000
Common stock issued as noncash consideration for an intangible asset	$17,000	$-	$-

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid during the year for:
Interest	$100,591	$-	$-
Income taxes	$-	$-	$-

See accompanying notes to the unaudited condensed consolidated financial statements

7

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

1. ORGANIZATION AND BUSINESS DESCRIPTION

Autonomous Power Corporation (the “Company” or “APC”) was incorporated in Delaware on October 8, 2025. The Company was formed to acquire, develop, and operate businesses focused on autonomous systems, unmanned platforms, and related defense and industrial technology solutions.

Prior to 2026, the Company had no revenue-generating operations, and its activities consisted primarily of formation, fundraising, business development, acquisition-related activities, and other organizational activities.

On January 15, 2026, the Company acquired Tandem Defense LLC (“Tandem”), a defense technology company engaged in the design and development of unmanned aerial systems and related tactical defense solutions. The Tandem acquisition was not material to the consolidated financial statements.

On January 30, 2026, the Company acquired Kaizen Aerospace, Inc. (“Kaizen”), which manufactures and sells drone platforms and provides related drone services.

On February 20, 2026, the Company acquired Agile Autonomy LLC (“Agile”), which provides maritime autonomy and unmanned systems integration services, including the retrofitting of manned vessels into remotely operated or autonomous surface vessels, integration of unmanned aerial systems, customer-funded special projects, and related technical support. See Note 3 for further information regarding the Company’s acquisitions.

On March 8, 2026, the Company entered into an Agreement and Plan of Merger, which was amended in July 2026, with Aureus Greenway Holding, Inc. (“AGH”). The merger closed on October 1, 2026. See Note 21 for further information regarding the merger with AGH.

The accompanying consolidated financial statements include the results of operations, cash flows, assets, and liabilities of Kaizen, Agile and Tandem from their respective acquisition dates.

Unless otherwise indicated, references in these consolidated financial statements to “Autonomous Power Corporation,” the “Company,” “we,” “us,” or “our” refer to Autonomous Power Corporation and its consolidated subsidiaries, taken as a whole.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). References to applicable accounting guidance are to the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”). The unaudited condensed consolidated financial statements should read in conjunction with the Company’s annual financial statements as of December 31, 2025 (Successor), the period from October 8, 2025 (inception) through December 31, 2025 (Successor), for the period from January 1, 2026 through January 30, 2026 (Predecessor) and as of and for the years ended December 31, 2024 and 2023 (Predecessor).

The unaudited condensed consolidated financial statements include the accounts of Autonomous Power Corporation and its consolidated subsidiaries. The Company consolidates entities in which it has a controlling financial interest from the date control is obtained. All intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements include successor and predecessor periods. The successor periods reflect the financial position, results of operations, changes in stockholders’ equity, and cash flows of Autonomous Power Corporation and its consolidated subsidiaries (the “Successor”). The predecessor periods reflect the historical financial position, results of operations, changes in stockholders’ equity, and cash flows of Kaizen prior to its acquisition by the Company (the “Predecessor”) on January 30, 2026.

The assets acquired and liabilities assumed in business combinations are recognized at their acquisition-date fair values. The results of operations and cash flows of acquired businesses are included in the unaudited condensed consolidated financial statements beginning on the date the Company obtains control. The successor and predecessor periods are presented on different bases and are not directly comparable.

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars, except for share, unless otherwise indicated.

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AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates include, but are not limited to, estimates related to revenue recognized over time, total estimated costs to complete customer contracts, the valuation and recoverability of inventory, the useful lives and recoverability of property and equipment and intangible assets, purchase accounting estimates, goodwill, the valuation allowance recorded against deferred tax assets, stock-based compensation, and the assessment of contingencies.

On the condensed consolidated balance sheets, estimates are used in determining the valuation and recoverability of assets and in determining the reported amounts of certain liabilities, all of which also impact the condensed consolidated statements of operations. Estimates are often based on judgments and assumptions that the Company believes to be reasonable but are inherently uncertain. The Company regularly evaluates estimates and assumptions using historical experience and expectations about future events. The Company adjusts estimates and assumptions when facts and circumstances indicate the need for change. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in bank accounts, and highly liquid investments with original maturities of three months or less at the time of purchase. Due to their short-term nature, cash and cash equivalents are carried at cost, which approximates fair value.

Cash and cash equivalents are maintained with financial institutions, and amounts on deposit may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company did not have any restricted cash balances as of the condensed consolidated balance sheet dates presented.

Investment in Debt Securities

The Company invests excess cash in U.S. Treasury securities, corporate bonds and other debt securities. The Company classifies these investments as available-for-sale (AFS) debt securities and records them at fair value.

Investments in debt securities are measured at fair value, with unrealized gains and losses, net of any applicable tax effects, recorded in accumulated other comprehensive income (loss). Realized gains and losses from the sale or maturity of debt securities are recognized in earnings using the specific identification method. Interest income, including the amortization of premiums and accretion of discounts, is recognized using the effective interest method and is included within interest income in the accompanying condensed consolidated statements of operations.

The Company evaluates Investments in debt securities for impairment and expected credit losses in accordance with ASC 326, Financial Instruments – Credit Losses. For securities in an unrealized loss position, the Company assesses whether the decline in fair value is attributable to credit-related factors. Credit-related impairments are recognized through an allowance for credit losses with a corresponding charge to earnings, while non-credit-related changes in fair value are recognized in accumulated other comprehensive income (loss). Any allowance for credit losses is recorded through earnings and is limited to the amount by which amortized cost exceeds fair value. As of June 30, 2026, management concluded that no allowance for credit losses was required.

Investments in debt securities are presented within current assets as the Company manages these investments as part of its treasury and liquidity management activities.

Although certain investments have contractual maturities greater than one year, the Company classifies these investments as current assets because they are available to fund the Company’s current operations and liquidity requirements.

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AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company evaluates the collectability of accounts receivable in accordance with ASC 326, Financial Instruments—Credit Losses (“ASC 326”). The allowance for credit losses is based on management’s estimate of expected credit losses over the contractual life of the receivables, considering customer-specific facts and circumstances, historical collection experience, current economic conditions, reasonable and supportable forecasts, and subsequent collections, as applicable. Accounts receivable are written off when deemed uncollectible. As of June 30, 2026, December 31, 2025 (Successor), and December 31, 2025 (Predecessor), no allowance for credit losses was recorded. During the six months ended June 30, 2026 (Successor) and 2025 (Predecessor), the Company did not write-off any accounts receivable.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, revenue, deferred revenue, and concentration of suppliers.

The Company’s accounts receivable may be concentrated among a limited number of customers due to the nature of its operations and customer contracts. In the normal course of business, the Company provides credit terms to its customers. The Company performs ongoing credit evaluations of its customers, generally does not require collateral, and considers the credit risk profile of the customer from which the receivable is due in evaluating collection risk. The Company monitors the creditworthiness of its customers and evaluates expected credit losses in accordance with ASC 326.

Customers that accounted for 10% or greater of revenue were as follows:

	Successor	Predecessor	Predecessor
	Six Months Ended June 30, 2026	Period from January 1, 2026 through January 30, 2026	Six Months Ended June 30, 2025

Customer A	$1,810,000	$-	$-
Customer B	$926,994	$-	$-
Customer C	$889,170	$-	$-
Customer D	$792,460	$-	$-
Customer E	$-	$-	$154,000
Customer F	$-	$-	$65,714

Total revenue	$5,670,889	$-	$235,114

Customers that accounted for 10% or greater of deferred revenue were as follows:

	Successor	Successor	Predecessor
	30-Jun-26	31-Dec-25	31-Dec-25

Customer G	$1,312,500	$-	$-
Customer H	$644,515	$-	$-
Customer I	$-	$-	$164,744
Customer J	$-	$-	$50,362
Total deferred revenue	$2,684,910	$-	$215,106

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AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Concentration of Suppliers

The Company depends on suppliers, subcontractors, collaborators, and contract manufacturers for the supply of products, raw materials, components, technical services, and project-related support. The Company is dependent on certain suppliers, subcontractors, collaborators, and contract manufacturers that individually represent 10% or more of the Company’s cost of revenues. For the six months ended June 30, 2026, four vendors individually represented 10% or more of the Company’s total purchases, accounting for approximately 15%, 13%, 12%, and 12% respectively. For the six months ended June 30, 2025, two vendors individually represented 10% or more of the Company’s total purchases, accounting for approximately 15%, and 13%, respectively. Disruption from these suppliers, subcontractors, collaborators, or contract manufacturers could have a negative impact on the Company’s business, financial position, results of operations, or cash flows.

Prepaid Expenses and Other Receivables

Prepaid expenses and other receivables consist primarily of advance payments made to contract manufacturers, prepaid consulting and advisory services, and overpayments on vendor or credit card balances. These amounts are initially recorded as current assets on the condensed consolidated balance sheet and are subsequently expensed in the condensed consolidated statement of operations over the period in which the economic benefits are consumed or realized.

See Note 6 for further information regarding the Company’s prepaid expenses and other receivables.

Inventory, Net

Inventory consists of parts and finished goods held for customer projects. Inventory is accounted for in accordance with ASC 330, Inventory (“ASC 330”), and is stated at the lower of cost or net realizable value. Cost is determined using specific identification or another method that approximates cost the weighted-average cost method, as applicable to the related inventory category. Management evaluates inventory for excess, obsolete, or slow moving items based on expected usage, customer project requirements, physical condition, and other relevant factors. Adjustments to reduce inventory to net realizable value are recognized in cost of revenues in the period identified. See Note 7 for further information regarding the Company’s inventory.

Property and Equipment, Net

Property and equipment are recorded at cost, net of accumulated depreciation. Expenditures for additions and improvements that extend the useful lives of assets are capitalized, while maintenance and repair costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the condensed consolidated statement of operations.

The estimated useful lives of property and equipment are as follows:

Asset category	Useful lives (years)
Equipment	3 to 5
Furniture and Fixtures	3 to 5

See Note 9 for additional information regarding the Company’s property and equipment.

Intangible Assets, Net

The Company accounts for intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other (“ASC 350”). Intangible assets acquired in business combinations are recognized at their acquisition-date fair values. Intangible assets acquired in asset acquisitions are recorded based on the cost of the acquisition, including directly attributable transaction costs, and allocated to the assets acquired on a relative fair value basis in accordance with ASC 805-50, Business Combinations—Related Issues (“ASC 805-50”).

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AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful lives. Amortization of customer relationships and trade names is included in operating expenses in the condensed consolidated statements of operations. Amortization of developed technology is included in cost of sales. The Company evaluates intangible assets for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Intangible assets with indefinite useful lives are not amortized but are tested for impairment annually and whenever events or changes in circumstances indicate that it is more likely than not that the asset is impaired.

The estimated useful lives of the Company’s intangible assets are as follows:

Intangible asset category	Useful lives (years)
Developed technology	10
Tradenames and trademarks	5-10
Website	2
Intellectual property	Indefinite

See Note 10 for further information regarding the Company’s intangible assets.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles—Goodwill and Other (“ASC 350”). Goodwill represents the excess of consideration transferred over the fair value of identifiable assets acquired and liabilities assumed in a business combination.

Goodwill is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that goodwill may be impaired. The Company evaluates goodwill for impairment at the reporting unit level. As of June 30, 2026, the Company had one reporting unit for purposes of evaluating goodwill for impairment. The Company performs its annual goodwill impairment test during the fourth quarter of each fiscal year.

The Company may first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment indicates that it is more likely than not that the carrying amount of the reporting unit exceeds its fair value, or if the Company elects to bypass the qualitative assessment, the Company performs a quantitative impairment test. An impairment loss is recognized to the extent the carrying amount of a reporting unit exceeds its fair value, limited to the amount of goodwill allocated to that reporting unit. See Note 10 for further information regarding the Company’s goodwill.

Impairment of Long-lived Assets

The Company assesses long-lived assets, including property and equipment and finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”).

The Company evaluates recoverability at the asset group level by comparing the carrying amount of the asset group to the undiscounted future cash flows expected to result from the use and eventual disposition of the asset group. If the carrying amount of the asset group is not recoverable, an impairment loss is recognized for the amount by which the carrying amount exceeds fair value.

Fair Value of Certain Assets and Liabilities

The Company accounts for fair value measurements in accordance with ASC 820, Fair Value Measurement (“ASC 820”). The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, and deferred acquisition consideration - related parties approximate fair value due to their short-term nature or contractual terms.

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AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

The three levels of the fair value hierarchy are:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.
●	Level 2 – Observable inputs other than quoted prices included in Level 1, including quoted prices for similar assets or liabilities in active markets and other market-corroborated inputs.
●	Level 3 – Unobservable inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability.

The fair value of the warrant liability is determined using a valuation model that incorporates assumptions including expected volatility, expected term, risk-free interest rate and other market-based inputs, as applicable. Changes in fair value are recognized in earnings in the period in which they occur.

See Note 8, Investments in Debt Securities, and Note 19, Fair Value Measurements, for additional information.

Business Combinations

The Company accounts for business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). The Company recognizes identifiable assets acquired, liabilities assumed, and any noncontrolling interests in the acquiree at their acquisition-date fair values. The excess of consideration transferred over the fair value of identifiable net assets acquired is recognized as goodwill.

The operating results of acquired businesses are included in the condensed consolidated statements of operations from the date the Company obtains control. Acquisition-related costs are expensed as incurred and included in general and administrative expenses.

The Company’s acquisition accounting may be provisional during the measurement period when information necessary to complete the accounting for a business combination is not available as of the reporting date. Measurement period adjustments are recognized in the period in which the adjustment amounts are determined, as if the accounting had been completed as of the acquisition date. The measurement period may not exceed one year from the acquisition date. See Note 3 for further information regarding the Company’s acquisitions.

Asset Acquisitions

The Company accounts for asset acquisitions in accordance with ASC 805-50, Business Combinations, Related Issues (“ASC 805-50”). Assets acquired and liabilities assumed in an asset acquisition are recognized based on the cost to the Company, including consideration transferred and directly attributable transaction costs, and are allocated to the individual assets acquired and liabilities assumed on a relative fair value basis. Goodwill is not recognized in an asset acquisition.

Variable Interest Entities and Equity Method Investments

The Company evaluates its interests in legal entities to determine whether the entity is a variable interest entity (“VIE”) in accordance with ASC 810, Consolidation (“ASC 810”). The Company consolidates a VIE when it has both (i) the power to direct the activities that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The Company accounts for investments in entities that it does not consolidate, but over which it has the ability to exercise significant influence, under the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Under the equity method, investments are initially recorded at cost and subsequently adjusted for the Company’s share of the investee’s earnings or losses, distributions received, and impairments, if any. The Company evaluates equity method investments for impairment when events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. See Note 17 for further information regarding the Company’s investments.

Related Party

The Company identifies and discloses related party transactions in accordance with ASC 850, Related Party Disclosures (“ASC 850”). Related parties include the Company’s officers, directors, principal stockholders, affiliates, and entities under common ownership or control. See Note 18 for further information regarding the Company’s related party transactions and balances.

13

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Debt and Notes Payable

The Company accounts for debt obligations in accordance with ASC 470, Debt (“ASC 470”). Debt obligations are initially recognized at the principal amount of proceeds received or, when issued as noncash consideration, at the fair value of the obligation incurred, net of debt discounts and debt issuance costs, as applicable. Debt issuance costs and debt discounts are presented as a direct deduction from the carrying amount of the related debt and are amortized to interest expense over the contractual term of the debt using the effective interest method.

When debt is issued with detachable instruments, the Company allocates the proceeds between the debt instrument and the detachable instruments based on the applicable accounting guidance. Amounts allocated to detachable equity-classified instruments are recorded in equity, and any resulting discount on the debt instrument is amortized to interest expense using the effective interest method.

The Company evaluates debt instruments and embedded features to determine whether any features are required to be accounted for separately as derivatives under ASC 815, Derivatives and Hedging (“ASC 815”). Embedded features that are not required to be bifurcated are accounted for together with the debt host. Debt obligations are derecognized when the obligation is extinguished, including when the Company is legally released from being the primary obligor, in accordance with ASC 405, Liabilities (“ASC 405”), and ASC 470. Gains and losses on extinguishment are recognized in the condensed consolidated statements of operations as the difference between the reacquisition price and the net carrying amount of the extinguished debt. See Note 12 for further information regarding the Company’s debt and notes payable.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on the specific terms of the warrant agreements and the applicable authoritative guidance, including ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”). Equity-classified warrants are recorded in additional paid-in capital and are not remeasured after issuance.

When warrants are issued with debt or other financing instruments, the Company allocates proceeds to the warrants based on the applicable accounting guidance. Amounts allocated to equity-classified warrants are recorded in additional paid-in capital. See Note 13 for further information regarding the Company’s warrants.

Share Subscriptions

The Company accounts for share subscription proceeds in accordance with ASC 505, Equity (“ASC 505”), and considers the liability classification guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), as applicable. Cash received from investors for shares that have not been issued and remain subject to substantive closing conditions is recorded as a liability until the Company has issued the related shares and has an unconditional right to retain the proceeds. Upon issuance of the related shares, the liability is reclassified to condensed consolidated stockholders’ equity. See Note 14 for further information regarding the Company’s share subscriptions.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when, or as, control of promised goods or services is transferred to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

The Company’s revenues are generated primarily from product sales of drone and related equipment and service revenue from consulting and technical support services, systems integration projects, and customer-funded special projects.

The Company’s contracts generally include fixed consideration specified in customer contracts or invoices. The Company does not have material arrangements with variable consideration, significant financing components, noncash consideration, or consideration payable to customers. Payment terms generally require customer payment within 30 days of invoice issuance, contract initiation, delivery of goods, or completion of services, depending on the terms of the underlying arrangement.

14

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Product sales generally consist of drone and related equipment sales. Revenue from product sales is recognized at a point in time, generally upon delivery, when control transfers to the customer. The Company generally identifies a single performance obligation to transfer the related goods to the customer. Shipping and handling activities performed after control of a product has transferred to the customer are accounted for as fulfillment activities and not as separate performance obligations.

Service revenue generally consists of consulting, technical support, systems integration, and customer-funded project arrangements. The Company generally identifies a single performance obligation consisting of an integrated service that combines multiple interdependent activities to deliver a single overall outcome. These performance obligations are generally satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance as the services are provided. Revenue from these arrangements is recognized over time using a cost-to-cost input method. Under this method, revenue is recognized based on costs incurred to date relative to total estimated costs expected to satisfy the performance obligation.

Accounts receivable represent unconditional rights to consideration from customers. Deferred revenue represents amounts billed to or received from customers before the related performance obligations have been satisfied. Customer deposits are recorded as deferred revenue when consideration is received before control of the related goods or services is transferred to the customer. Deferred revenue is recognized as revenue when, or as, the Company transfers control of the related goods or services to the customer in accordance with ASC 606.

The Company evaluates whether it is acting as principal or agent in arrangements that involve third-party service providers or collaborators. When the Company controls the specified goods or services before they are transferred to the customer, the Company recognizes revenue on a gross basis as principal. Amounts paid to third-party service providers or collaborators are recognized as cost of revenues or capitalized as contract costs when the criteria in ASC 340-40 are met.

Product Warranty

The Company provides standard assurance-type warranties for certain product sales. These warranties generally provide customers with protection against non-conformance to agreed product specifications for a limited period following delivery. The Company accrues estimated warranty costs, if any, at the time the related revenue is recognized based on available information, including historical warranty experience, current product sales, and known warranty claims. Product warranty reserves are included in accounts payable and accrued expenses in the condensed consolidated balance sheets. The Company did not recognize a material warranty liability as of the condensed consolidated balance sheet dates presented and did not incur material warranty expense during the periods presented. See Note 4 for further information regarding the Company’s revenue, contract balances, and contract costs.

Cost of Revenues / Cost of Sales

Cost of revenues/cost of sales consists primarily of contract labor, materials and supplies, freight and shipping costs, subcontractor costs, collaborator costs, amortization of developed technology and other direct costs incurred to fulfill customer contracts. Such costs are recognized in cost of revenues as the related goods or services are transferred to the customer or as incurred when the costs do not qualify for capitalization under ASC 340-40.

Collaborative Arrangements

The Company evaluates collaborative arrangements in accordance with ASC 808, Collaborative Arrangements (“ASC 808”). Transactions with collaborative arrangement participants are accounted for based on their nature. Amounts paid to collaborators that assist the Company in fulfilling customer contracts are recognized as cost of revenues or capitalized as contract costs when the criteria in ASC 340-40 are met. Amounts received from customers are accounted for under ASC 606 when the customer obtains goods or services that are an output of the Company’s ordinary activities. See Note 5 for further information regarding the Company’s collaborative arrangement.

General and Administrative Expenses

General and administrative expenses include consulting and contractor costs, professional fees, legal costs, software subscription costs, travel, and other costs related to the Company’s formation and general operations. General and administrative expenses are recognized as incurred.

15

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of advertising and promotional activities, public relations and investor awareness programs, trade show and marketing event costs, outbound shipping costs, business development activities, employee compensation and stock-based compensation associated with sales and marketing personnel, and other costs incurred to generate customer awareness and support revenue growth. Sales and marketing expenses are recognized as incurred.

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in the design, development, testing and enhancement of the Company’s products, technologies and prototypes. Research and development expenses include prototype and engineering costs, materials and components used in development activities, outsourced engineering and consulting services, technology license fees, and costs associated with participation in research and development initiatives and competitions. Research and development costs are expensed as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”). Stock-based compensation cost is measured based on the grant-date fair value of the award and is recognized as compensation expense over the requisite service period.

For awards with service-based vesting conditions, expense is recognized on a straight-line basis over the requisite service period unless another attribution method is required. For awards with performance-based vesting conditions, expense is recognized when achievement of the performance condition becomes probable. Forfeitures are accounted for as they occur.

The fair value of stock options is estimated on the grant date using the Black-Scholes option-pricing model, which requires management to make assumptions, including the fair value of the Company’s common stock, expected term, expected volatility, risk-free interest rate, and expected dividend yield. See Note 15 for further information regarding the Company’s stock-based compensation.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities and for net operating loss carryforwards, as applicable. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense.

The Successor is a corporation subject to U.S. federal and state income taxes. The Predecessor was treated as a pass-through entity for income tax purposes and, accordingly, its taxable income or loss was passed through to its members. The condensed consolidated financial statements do not carry forward the Predecessor’s pass-through income tax treatment for periods after the Company’s acquisition of the Predecessor. See Note 16 for further information regarding the Company’s income taxes.

Commitments and Contingencies

The Company accounts for contingencies in accordance with ASC 450, Contingencies (“ASC 450”). Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. See Note 20 for additional information regarding commitments and contingencies.

Recently Adopted and Recently Issued Accounting Standards

Recently Adopted Accounting Standards

The Company considers the applicability and impact of all accounting standards updates issued by the FASB. During the six months ended June 30, 2026, the Company adopted all accounting standards that were effective and applicable to the Company. The adoption of recently effective accounting standards did not have a material impact on the Company’s condensed consolidated financial statements.

Accounting Standards Not Yet Adopted

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requires additional disclosures regarding certain natural expense categories included within relevant income statement captions. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance on its condensed consolidated financial statement disclosures.

ASU 2025-04, Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, revises the guidance governing share-based payment awards granted to customers. The amendments (i) broaden the definition of a “performance condition” to explicitly encompass vesting conditions based on a customer’s purchases, (ii) eliminate the forfeiture-policy election for customer awards with service conditions, and (iii) clarify that the variable consideration constraint in ASC 606 does not apply to share-based consideration payable to a customer. The amendments are effective for annual reporting periods beginning after December 15, 2026, including interim periods therein. Early adoption is permitted, provided the entity applies the guidance as of the beginning of the annual period of adoption. The Company is currently evaluating the impact of this guidance and does not expect it to have a material impact on its condensed consolidated financial statements based on arrangements in effect as of June 30, 2026.

16

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

3. BUSINESS COMBINATIONS (Successor)

Tandem acquisition

On January 15, 2026, the Company acquired all of the membership interests of Tandem for cash consideration of $500. The Tandem acquisition was not material to the condensed consolidated financial statements. The Company did not recognize any identifiable assets acquired, liabilities assumed, or goodwill in connection with the transaction, and the cash consideration was recognized in general and administrative expenses in the condensed consolidated statement of operations during the six months ended June 30, 2026.

Kaizen and Agile acquisitions

The sellers of Kaizen and Agile were related parties of the Company as a result of their indirect ownership of outstanding shares of APC prior to the respective acquisition dates. The following table summarizes the provisional consideration transferred and provisional amounts recognized for the assets acquired and liabilities assumed in connection with the Kaizen and Agile acquisitions and liabilities assumed as of the acquisition date:

	Kaizen	Agile
Consideration
Cash	$1,000,000	$2,000,000
Payable - seller	759,526	1,906,000
Fair value of total consideration transferred	$1,759,526	$3,906,000

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$286	$369,407
Accounts receivable	-	513,892
Prepaid expenses	-	66,521
Inventory	12,041	95,174
Other current assets	-	2,203
Fixed assets	-	73,308
Intangible assets	1,700,000	500,000
Accounts payable	(7,969)	-
Accrued expenses	-	(561,616)
Deferred revenue	(217,403)	(302,825)
Total identifiable net assets	1,486,955	756,064
Goodwill	272,571	3,149,936
Total consideration transferred	$1,759,526	$3,906,000

The purchase price allocations are provisional and subject to change during the measurement period as the Company finalizes the valuation of acquired assets and liabilities assumed, including intangible assets, deferred revenue, working capital, and related tax impacts, if any. Measurement period adjustments, if any, will be recognized in the period in which the adjustments are determined.

17

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

The goodwill recognized in the Kaizen and Agile acquisitions primarily reflects the expected future benefits from the acquired workforce, expanded technology capabilities, and expected operating synergies.

The cash consideration of $1,000,000 and $2,000,000 paid upon the closings of the Kaizen and Agile acquisitions, respectively, approximated acquisition-date fair value.

The Kaizen acquisition included a contractual deferred installment of $1,000,000, payable approximately three months after closing, which was reduced by the deferred revenue assumed by the Company. The acquisition date fair value of the deferred consideration was $759,526. The Agile acquisition included a deferred installment of $2,000,000, payable approximately six months after closing, with an acquisition-date fair value of $1,906,000.

The deferred installments were valued using a present-value technique and a discount rate of 10%. The discount rate was based on an assessment of the Company’s overall risk profile and reflected implied credit risk consistent with ratings between B and CCC over the respective payment terms of approximately three months for Kaizen and six months for Agile.

The following table summarizes changes in deferred acquisition consideration during the six months ended June 30, 2026:

	Kaizen	Agile	Total

Acquisition-date balance	$759,526	$1,906,000	$2,665,526
Noncash settlement of seller note receivable	(126,506)	-	(126,506)
Accretion of discount	23,071	94,000	117,071
Cash payment	(656,091)	-	(656,091)
Balance at June 30, 2026	$-	$2,000,000	$2,000,000

During the six months ended June 30, 2026, the Company settled the Kaizen deferred consideration in cash of $633,020 and a noncash settlement of a $126,506 note receivable from the Kaizen sellers to the Company, which was recognized separately from the business combination. No deferred consideration remained payable to the Kaizen sellers at June 30, 2026.

Deferred consideration of $2,000,000 remained payable to the Agile sellers at June 30, 2026 and was subsequently settled in full. See Note 21 Subsequent Events, for additional information on the payment.

The provisional identifiable intangible assets acquired in the Kaizen acquisition consist of developed technology of $1,200,000 and trade names and trademarks of $500,000. The developed technology was valued using the multi-period excess earnings method, and the trade names and trademarks were valued using the relief-from royalty method. The developed technology and trade names and trademarks are each being amortized over an estimated useful life of 10 years. The provisional identifiable intangible asset acquired in the Agile acquisition consists of trade names and trademarks of $500,000, which was valued using the relief-from-royalty method and is being amortized over an estimated useful life of 5 years. These amounts remain provisional pending completion of the related valuations. See Note 10 for additional information regarding the Company’s intangible assets.

In connection with the Kaizen acquisition, the Company paid $17,000 of transaction costs on behalf of the seller, which was included in the cash consideration transferred. The Company did not incur acquisition-related costs in connection with the Kaizen or Agile acquisitions.

4. REVENUE, AND CONTRACT BALANCES

Consolidated revenue for the six months ended June 30, 2026 (Successor) includes revenue attributable to Kaizen, Agile and Tandem beginning January 31, 2026, February 20, 2026 and January 15, 2026, respectively.

Revenue consisted of the following for the periods presented:

	Successor	Predecessor	Predecessor
	Six months ended June 30, 2026	Period from January 1, 2026 through January 30, 2026	Six months ended June 30, 2025
Product sales	$5,092,511	$-	$219,714
Service revenue	578,378	-	15,400
Total revenues	$5,670,889	$-	$235,114

Product sales are generally recognized at a point in time, and service revenue is generally recognized over time. See Note 2 for further information regarding the Company’s revenue recognition policies.

Accounts receivable and contract liabilities consisted of the following:

	Successor	Successor	Predecessor
	June 30, 2026	December 31, 2025	December 31, 2025
Accounts receivable	$2,652,973	$-	$78,850
Deferred revenue	$2,684,910	$-	$215,106
Deferred revenue - related parties	$190,000	$-	$-

Deferred revenue represents amounts billed to or received from customers before the related performance obligations have been satisfied. Deferred revenue - related parties as of June 30, 2026 (Successor) related to Worldwide Friends Foundation, a related party where a shareholder and a consultant of the Company serve on its board of directors. The Company expects to recognize substantially all of the deferred revenue balance as revenue during the year ending December 31, 2026 (Successor).

18

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

5. COLLABORATIVE ARRANGEMENT (Successor)

On October 24, 2025, the Company entered into an arrangement with Willard Marine, Inc. (“Willard”) related to a specific U.S. government boat project. Under the arrangement, the Company serves as the prime contractor and maintains the primary customer relationship, while Willard Marine, Inc. provides vessel design, manufacturing, testing expertise, personnel, facilities, and related technical capabilities.

The collaboration agreement does not create a separate legal entity. The Company recognizes revenue from the end customer in accordance with ASC 606, and amounts incurred with Willard are recognized as cost of revenues or capitalized as contract costs when the criteria for capitalization in ASC 340-40 are met.

Under the collaboration agreement, if the arrangement is dissolved or the boat project does not continue after the initial term, the Company is entitled to receive ownership of a 7-meter rigid inflatable boat owned by Willard. As of June 30, 2026, the arrangement had not been dissolved, the boat project remained ongoing, and the Company had not recognized the 7-meter rigid inflatable boat as an asset.

During the six months ended June 30, 2026 (Successor), the Company recognized no material revenue, cost of revenues, or capitalized contract costs related to the collaboration agreement.

6. PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other receivables consisted of the following:

	Successor	Successor	Predecessor
	June 30, 2026	December 31, 2025	December 31, 2025

Prepaid vendor advances	$4,811,160	$-	$-
Prepaid consulting and advisory services	518,171	-	-
Total prepaid and other receivables	$5,329,331	$-	$-

7. INVENTORY, NET (Successor)

Inventory, net consisted of the following:

	Successor	Successor	Predecessor
	June 30, 2026	December 31, 2025	December 31, 2025
Parts and materials	$38,929	$-	$352
Finished goods	5,417,460	-	11,689
Gross inventory	5,456,389	-	12,041
Inventory reserve	(31,404)	-	-
Total inventory, net	$5,424,985	$-	$12,041

Inventory is presented net of a reserve of $31,404 as of June 30, 2026 (Successor). The inventory reserve was recognized in cost of revenues during the six months ended June 30, 2026 (Successor).

19

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

8. INVESTMENTS IN DEBT SECURITIES (Successor)

As of June 30, 2026, the Company held investments in available-for-sale debt securities consisting primarily of U.S. Treasury securities and investment-grade corporate bonds maintained through UBS. These investments are intended to preserve capital while generating current income on excess cash balances.

The Company’s available-for-sale investments consisted of the following as of June 30, 2026:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
U.S. Treasury securities
Due within one year	$13,540,106	$-	$(17,563)	$13,522,543
Due after one year through five years	7,521,065	-	(17,812)	7,503,253
U.S. Treasury securities total	21,061,171	-	(35,375)	21,025,796

Corporate bonds and notes
Due within one year	4,035,067	-	(4,175)	4,030,892
Due after one year through five years	37,976,632	-	(120,586)	37,856,046
Corporate bonds and notes total	42,011,699	-	(124,761)	41,886,938

Total investments	$63,072,870	$-	$(160,136)	$62,912,734

The June 30, 2026 balances include accrued interest receivable and cash held in the UBS brokerage accounts. Management separately evaluated the debt securities portfolio for unrealized gains and losses and expected credit losses in connection with its available-for-sale classification.

During the six months ended June 30, 2026, the Company recognized realized losses of approximately $1,064 on sales of Investments in debt securities.

Aggregate unrealized losses totaled approximately $160,136 as of June 30, 2026, consisting of unrealized losses of approximately $124,761 related to corporate bonds and $35,375 related to U.S. Treasury securities. These unrealized losses were recorded in accumulated other comprehensive loss and were not recognized in earnings.

Management evaluated the portfolio for expected credit losses in accordance with ASC 326 and concluded that no allowance for credit losses was required as of June 30, 2026 because the portfolio consists primarily of U.S. Treasury securities and investment-grade debt securities. See Note 19, Fair Value Measurements, for additional information regarding the fair value hierarchy.

9. PROPERTY AND EQUIPMENT, NET (Successor)

The Company’s property and equipment consisted of the following:

June 30, 2026
Equipment	$65,785
Furniture and fixtures	13,805
Gross property and equipment	79,590
Less: accumulated depreciation	(1,476)
Property and equipment, net	$78,114

Depreciation expense was $1,476 for the six months ended June 30, 2026, respectively.

20

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

10. GOODWILL AND INTANGIBLE ASSETS, NET (Successor)

The Company recognized goodwill and intangible assets in connection with the acquisitions of Kaizen and Agile during the six months ended June 30, 2026. See Note 3 for further information regarding the acquisitions.

Goodwill consisted of the following:

Amount

Goodwill balance as on January 1, 2026	$-
Add: Goodwill Acquired in connection with Kaizen acquisition	272,571
Add: Goodwill Acquired in connection with Agile acquisition	3,149,936
Goodwill balance as on June 30, 2026	$3,422,507

No goodwill impairment charges were recognized during the six months ended June 30, 2026.

The following table summarizes the gross carrying amount, accumulated amortization and net carrying amount of the Company’s intangible assets:

June 30, 2026
Developed technology:
Gross carrying amount	$1,200,000
Accumulated amortization	(50,333)
Net carrying amount	1,149,667

Tradenames and trademarks:
Gross carrying amount	1,000,000
Accumulated amortization	(57,362)
Net carrying amount	942,638

Website:
Gross carrying amount	17,000
Accumulated amortization	(3,565)
Net carrying amount	13,435
Definite lived intangible assets, net	$2,105,740

Intellectual Property:
Net carrying amount	$200,000

Intangible assets, net	$2,305,740

The intellectual property asset is considered to have an indefinite useful life and is therefore not amortized, but is tested for impairment annually or more frequently if events or changes in circumstances indicate that it may be impaired.

21

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Amortization expense was $111,260 for the six months ended June 30, 2026 of which $50,333 related to developed technology utilized in customer fulfillment was classified within cost of revenues—product sales, and the remaining amortization expense was included within depreciation and amortization in the condensed consolidated statements of operations. No impairment charges related to intangible assets were recognized during the periods presented.

Estimated future amortization expense related to finite-lived intangible assets as of June 30, 2026 was as follows:

Year ending December 31,	Amount
Remainder of 2026	$139,141
2027	278,500
2028	270,662
2029	270,000
2030	270,000
Thereafter	877,437

Total future amortization expense	$2,105,740

11. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	Successor	Successor	Predecessor
	June 30, 2026	December 31, 2025	December 31, 2025
Accounts payable	$5,249,472	$392,508	$93,901
Accrued expenses	2,408,681	103,651	-
Accrued payroll	99,823	-	-
Accrued inventory purchases	1,107,693	-	-
Credit card liability	70,374	-	73,931
Interest payable	555,786	-	8,101
Total accounts payable and accrued expenses	$9,491,829	$496,159	$175,933

12. DEBT AND NOTES PAYABLE

Debt and notes payable consisted of the following:

	Successor	Successor	Predecessor
	June 30, 2026	December 31, 2025	December 31, 2025
Promissory note payable to AGH	$20,000,000	$-	$-
Line of credit, related party	-	-	184,990
Total debt and notes payable	20,000,000	-	184,990
Debt and notes payable, current	$20,000,000	$-	$184,990
Debt and notes payable, non-current	$-		$-

22

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Senior notes (Successor)

On February 10, 2026, the Company issued senior notes payable to American Ventures LLC, Series IV Power US (“American Ventures Series IV”), a series of American Ventures LLC, which is a stockholder of AGH, with an original principal amount of $5,555,555. The senior notes were issued with a 10% original issue discount and had a stated maturity date of February 10, 2027. The senior notes included provisions relating to events of default, negative covenants, acceleration provisions, and default interest.

The senior notes were issued together with pre-funded common stock purchase warrants as part of a single financing transaction. The warrants were classified in stockholders’ equity as these were indexed to the Company’s common stock and met the applicable equity-classification conditions. The Company allocated the proceeds from the financing transaction between the senior notes and the warrants on a relative fair value basis. The Company received cash proceeds of $5,000,000 from the issuance of the senior notes and warrants and allocated $3,650,000 of the proceeds to the equity-classified warrants, resulting in an initial debt discount of $4,205,522. The debt discount was amortized to interest expense using the effective interest method until the senior notes were repaid. See Note 13 for further information regarding the warrants.

On March 23, 2026, the Company repaid the senior notes in full for a cash payment of $5,250,000, consisting of $5,187,595 of principal and $62,405 of accrued interest. The repayment was accounted for as a debt extinguishment. In connection with the repayment, the Company wrote off $4,018,377 of unamortized debt discount and derecognized $5,555,555 of senior notes payable and $62,405 of accrued interest payable, resulting in a loss on extinguishment of debt of $3,650,387, which is included in the condensed consolidated statement of operations.

For the six months ended June 30, 2026, the Company recognized interest expense related to the senior notes of $62,405 and amortization of debt discount of $187,145, which are included in interest expense in the condensed consolidated statements of operations.

Promissory note payable to AGH (Successor)

On March 23, 2026, the Company issued a promissory note to AGH in the principal amount of $20,000,000. The note bears simple interest at 10.0% per annum and matures on March 19, 2027. Principal, accrued interest, and any other amounts due under the note are payable at maturity, unless repaid earlier in accordance with the terms of the note. The Company may prepay the note, in whole or in part, prior to maturity.

The AGH note is a senior debt obligation of the Company and includes customary affirmative and negative covenants, events of default, acceleration provisions, and default interest provisions. Upon an event of default, interest accrues on the outstanding payment amount at a default rate of 14.0% per annum. The note also provides AGH with the right, upon an event of default, to convert all or a portion of the outstanding payment amount into shares of the Company’s common stock at a conversion price of $1,979 per share, subject to adjustment in accordance with the terms of the note.

The Company accounts for the AGH note as a debt instrument at amortized cost. As of June 30, 2026, the outstanding principal balance of the AGH note was $20,000,000, accrued interest was $547,945, and the aggregate carrying amount of the note and related accrued interest was $20,547,945. The note was classified as current debt, and no event of default had occurred as of June 30, 2026.

The Company maintains an Acquisition Bonus and Financing Bonus Policy under which certain employees and officers who source a qualifying acquisition or equity or debt financing are eligible to receive an aggregate bonus equal to 4% of the value of the applicable transaction.

The issuance of the AGH note triggered a financing bonus payable to certain employees under the Company’s compensation arrangements. The bonus is calculated based on 4% of the financing proceeds received. For the six months ended June 30, 2026, the related compensation expense was allocated based on the functional responsibilities of the eligible employees, consisting of $456,800 in general and administrative expense and $343,200 in sales and marketing expense, for total compensation expense of $800,000. The entire amount of $800,000 was paid and no amount is outstanding as on June 30, 2026.

See Note 21 for further information on the merger with AGH.

23

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Line of credit (Predecessor)

On June 1, 2025, the Company entered into a line of credit agreement with StoneBridge Investment Holdings, LLC that provides for borrowings of up to $250,000. Borrowings under the line of credit bear interest at 12% per annum. Interest is payable upon repayment of the outstanding principal balance. The line of credit matures on January 30, 2027, unless renewed, extended, or repaid earlier in accordance with the terms of the agreement.

As of January 30, 2026 and December 31, 2025, the Company had outstanding line of credit balances of $184,990. Accrued interest payable related to the line of credit was $8,924 as of January 30, 2026. There was no line of credit balance outstanding as of June 30, 2026.

Interest expense

Interest expense related to debt and notes payable consisted of the following:

	Successor	Predecessor	Predecessor
	Six months ended June 30, 2026	Period from January 1, 2026 through January 30, 2026	Six months ended June 30, 2025
Contractual interest expense — senior notes	$62,405	$-	$-
Amortization of debt discount — senior notes	187,145	-	-
Interest expense — AGH note	547,945	-	-
Interest expense — line of credit	-	2,966	1500
Accretion of discount on deferred acquisition consideration	117,071	-	-
Other	6,132	-	-
Total interest expense	$920,698	$2,966	$1,500

13. WARRANTS (Successor)

American Ventures Warrants

On February 10, 2026, the Company issued pre-funded common stock purchase warrants in connection with the issuance of senior notes payable to American Ventures Series IV (the “American Ventures Series IV Warrants”). See Note 12 for further information regarding the American Ventures Series IV senior notes, the allocation of proceeds, and the related debt discount.

The American Ventures Series IV Warrants provide the holder with the right to purchase 33,378 shares of the Company’s common stock at an exercise price of $0.001 per share and are exercisable upon the earlier of the registration of the Company’s common stock or the occurrence of a fundamental transaction, as defined in the warrant agreement. At any time the Company’s common stock is registered under Section 12 of the Exchange Act, the holder may not exercise any portion of the American Ventures Series IV Warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates and attribution parties, would beneficially own more than 9.99% of the Company’s outstanding common stock. The American Ventures Series IV Warrants include customary adjustment provisions for stock splits, stock dividends, recapitalizations, and similar transactions. As of June 30, 2026, all 33,378 pre-funded American Ventures Series IV Warrants remained outstanding.

The Company classified the American Ventures Series IV Warrants in stockholders’ equity and recorded $3,650,000 in additional paid-in capital.

UMAC Warrants

On June 11, 2026, the Company entered into a subscription agreement with Unusual Machines, Inc. (“UMAC”) for the issuance of 14,305 pre-funded warrants for aggregate proceeds of approximately $30,000,000 in a private placement (the “UMAC Warrants”). The subscription was approved by the Company’s Board of Directors. The Company incurred $625,000 of transaction costs in June 2026 in connection with the issuance of the pre-funded UMAC Warrants, consisting of a $600,000 placement agent fee and $25,000 of legal expenses. As the pre-funded UMAC Warrants are accounted for as liabilities, these transaction costs were expensed as incurred during the period. No financing bonus obligation arose in connection with this transaction as the Company’s Acquisition Bonus and Financing Bonus Policy had been suspended prior to the issuance of the pre-funded UMAC Warrants.

24

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

The UMAC Warrants provide the holder with the right to purchase shares of the Company’s common stock at an exercise price of $0.001 per share upon the earlier of (i) the date the Company’s common stock becomes publicly listed, (ii) the occurrence of a fundamental transaction, as defined in the warrant agreement, or (iii) December 31, 2026. The UMAC Warrants include customary anti-dilution adjustments for stock splits, stock dividends, reorganizations and similar transactions, permit cashless exercise in certain circumstances and contain a 4.99% beneficial ownership limitation.

The Company determined that the UMAC Warrants met the definition of a derivative instrument under ASC 815 and did not qualify for equity classification under ASC 815-40 because the Fundamental Transaction provisions did not satisfy the equity classification requirements of ASC 815-40. Accordingly, the Company classified the UMAC Warrants as a derivative liability and initially recorded them at a fair value of $30,000,000 on June 11, 2026, the date of issuance. The pre-funded UMAC Warrant liability was subsequently remeasured to fair value at each reporting date, resulting in a fair value of $23,656,124 as of June 30, 2026. The change in fair value during the six months ended June 30, 2026, was recorded within statement of operations as Change in fair value of warrants. As of June 30, 2026, all 14,305 pre-funded UMAC Warrants remained outstanding.

The UMAC Warrants were amended on August 20, 2026. See Note 21 for additional information regarding the amendment of the UMAC Warrants.

14. SHARE SUBSCRIPTIONS (Successor)

During the period from October 8, 2025, through December 31, 2025 (Successor), the Company entered into subscription agreements for a private placement of common stock to accredited investors (the “2025 Subscription Agreements”). The agreements provided for a minimum aggregate subscription amount of approximately $4,000,000 at a subscription price of $450 per share, representing a minimum issuance of approximately 8,889 shares of common stock. As of December 31, 2025, investors had subscribed and paid $635,258 for shares of common stock, which had not been issued as of that date.

The subscription financing closed on January 30, 2026, and the related shares were issued. As of March 31, 2026, 13,398 shares had been issued, and $602,464 remained unpaid and was recorded as a stock subscription receivable within condensed consolidated stockholders’ equity. The issuance of these shares resulted in the recognition of approximately $6,000,000 of common stock and additional paid-in capital within stockholders’ equity. During the six months ended June 30, 2026, the Company received payment of the outstanding subscription receivable in full, and accordingly no stock subscription receivable remained outstanding as of June 30, 2026.

On June 16, 2026, the Company entered into a Repurchase and Release Agreement to repurchase 8,345 shares of common stock from a former officer and director for total consideration of $2,000,000. The 8,345 shares were legally transferred to the Company in June 2026, and as of June 30, 2026, the full $2,000,000 obligation was accrued and recognized as treasury stock payable. In July 2026, the Company paid $1,500,000 in cash, with the remaining $500,000 recorded as treasury stock payable on the earlier of June 16, 2027, or five business days following the closing of the pending business combination with AGH.

On March 5, 2026, the Company entered into a subscription agreement with two investment funds managed by KCGI Co., Ltd (“KCGI”) for the private placement of 27,809 shares of common stock at $1,798 per share, for aggregate proceeds of approximately $50,000,000 (the “KCGI Private Placement”). The subscription agreements were approved by the Company’s Board of Directors on March 5, 2026. Closing of the KCGI Private Placement was subject to the continued accuracy of the parties’ representations and warranties, performance of their respective obligations, receipt of required approvals, and the absence of any law or order prohibiting the transaction. The KCGI Private Placement closed on April 3, 2026, and the Company received aggregate gross proceeds of $50,000,582 and issued 27,809 shares of common stock. See Note 20 for information regarding an equity-based consulting agreement with AUT Holdings LLC, an affiliate of KCGI.

The closing of the KCGI Private Placement triggered a financing bonus payable to certain employees under the Company’s compensation arrangements. The bonus is calculated based on 4% of the financing proceeds received. The Company recognized compensation expense of $2,000,000 during the six months ended June 30, 2026, and allocated based on the functional responsibilities of the eligible employees, consisting of $1,143,200 recognized within general and administrative expense and $856,800 recognized within sales and marketing expense, for total compensation expense of $2,000,000.

15. STOCK-BASED COMPENSATION (Successor)

On February 5, 2026, the Company established the 2026 Stock Incentive Plan, effective January 1, 2026. The 2026 Stock Incentive Plan provides for the grant of stock-based awards, including incentive stock options, nonqualified stock options, restricted stock awards, and other equity-based awards, to employees, directors, and nonemployees.

During the six months ended June 30, 2026 (Successor), the Company granted stock options under the 2026 Stock Incentive Plan. The consulting arrangement with JHG Strategies LLC provides for restricted stock units of the combined company as described in Note 20.

The stock options granted during the Successor period have an exercise price of $450 per share and generally vest in equal quarterly installments over periods of two to three years, subject to continued service, and all awards provide for accelerated vesting upon a qualifying change in control, which includes the merger with AGH.

25

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Certain award agreements specify a vesting commencement date of January 1, 2026. The grant dates were determined to be March 5, 2026 and March 6, 2026, which represent the dates on which the awards were approved and the key terms of the awards were established. The stock options are equity-classified awards.

During the six month period ended June 30, 2026, the Company granted non-qualified stock option to purchase 38,621 shares of its common stock under the Company’s 2026 Stock Incentive Plan. The options have an exercise price of $450.00 per share, a contractual term of 10 years, and vests in equal quarterly installments over two years.

Stock-based compensation expense recognized in the condensed consolidated statements of operations was as follows:

Successor
Six Months Ended June 30, 2026
General and administrative expenses	$5,391,674
Sales and marketing expenses	2,907,807
Total stock-based compensation expense	$8,299,481

The following table summarizes stock option activity during the six months ended June 30, 2026 (Successor):

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding as of January 1, 2026	-	$-
Granted	38,621	450
Exercised	-	-
Forfeited, expired or cancelled	(2,222)	450
Outstanding as of June 30, 2026	36,399	$450	9.5 years	$49,065,852
Exercisable as of June 30, 2026	-	450

The fair value of stock options granted during the six months ended June 30, 2026 was estimated using the Black-Scholes option-pricing model using the following weighted-average assumptions.

The expected term was estimated based on the anticipated timing of the merger with AGH. Expected volatility was based on the asset volatility of selected publicly traded guideline companies, adjusted to reflect the Company’s capital structure, using a lookback period commensurate with the expected term of the awards. The risk-free interest rate was based on the interpolated U.S. Treasury constant maturity yield for a term commensurate with the expected term of the awards.

Successor
Six Months Ended June 30, 2026

Expected term	0.8 years
Expected volatility	118.00%
Risk-free interest rate	3.60%
Expected dividend yield	0.00%
Fair value of common stock	$1,798.00
Weighted-average grant date fair value	$1,391.49

No stock options were exercised during the period. As of June 30, 2026, total unrecognized stock-based compensation cost related to unvested stock options was $42,349,364 which is expected to be recognized over a weighted-average remaining service period of 1.5 years. In connection with the merger with AGH, the outstanding stock options vested in full. See Note 21 for further information regarding the merger with AGH.

26

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

16. INCOME TAXES

The Company recorded no provision for income taxes for the six months ended June 30, 2026 (Successor), the period from January 1, 2026 through January 30, 2026 (Predecessor), or the six months ended June 30, 2025 (Predecessor). The Company’s effective tax rate (“ETR”) for the six-months ended June 30, 2026 and 2025 was 0% and 0%, respectively. The difference between the U.S. federal statutory tax rate and the Company’s effective tax rate is primarily attributable to losses for which no tax benefit was recognized due to the establishment and maintenance of a full valuation allowance against deferred tax assets.

Accordingly, the tax benefit that would otherwise result from pretax losses was offset by a corresponding increase in the valuation allowance, resulting in no income tax provision or benefit being recognized during the periods presented

17. INVESTMENT IN POWERUS USA LLC (Successor)

On March 31, 2026, the Company and G1 Exploration LLC (“G1”) entered into agreements relating to the formation and operation of Powerus USA LLC (“Powerus USA”), an entity intended to commercialize defense and autonomous power technology products. Under the agreements, the Company holds a 51% interest in Powerus USA, and G1 holds the remaining 49% interest. The agreements contemplate that G1 will contribute certain intellectual property and that the Company will provide operational funding and access to its distribution infrastructure.

As of June 30, 2026, Powerus USA had not commenced operations, and the Company had not contributed cash or other assets to Powerus USA. The Company had no carrying amount associated with its equity-method investment and recognized no equity-method income or loss for the six months ended June 30, 2026.

18. RELATED PARTIES

The Company had amounts due to related parties consisting of shareholder loans, short-term notes payable and other related party obligations.

The balance of Due to related parties (other), presented on the condensed consolidated balance sheets consisted of the following:

	Successor	Successor	Predecessor
	June 30, 2026	December 31, 2025	December 31, 2025
Shareholder loan	$-	$-	$167,684
Related parties loan	-	-	93,750
Consulting services accruals and reimbursable expenses	-	319,531	-
Due to related parties (other)	$-	$319,531	$261,434

The consulting services accruals and reimbursable expenses as of December 31, 2025 (Successor) related to services provided by directors of the Company and were therefore considered related parties. The related-party balances were unsecured, non-interest bearing, and due on demand. The shareholder loans as on December 31, 2025 (Predecessor) was unsecured, non-interest-bearing, and due on demand. The related parties loan as of December 31, 2025 (Predecessor) was a short-term, unsecured promissory note with affiliates, and bore interest at 5.0% per annum.

During the six months ended June 30, 2026, the Company entered into a Repurchase and Release Agreement with a former owner of Kaizen to repurchase shares of the Company’s common stock for $2.0 million. See Note 14 for additional information regarding the transaction and related treasury stock payable outstanding as of June 30, 2026.

As of June 30, 2026, deferred acquisition consideration of $2,000,000 remained payable to the sellers of Agile, who are shareholders of the Company. The balance is presented separately as deferred acquisition consideration—related parties in the condensed consolidated balance sheet. On August 20, 2026, the Company paid totaling approximately $2,000,000 to settle the obligation. See Note 3 and 21 for additional information regarding the acquisitions and deferred consideration and subsequent settlement.

In March 2026, the Company entered into an arrangement with Worldwide Friends Foundation (“Worldwide Friends”) for the sale of equipment and related accessories for $1,000,000. Worldwide Friends is a related party because a shareholder and a consultant of the Company serve on its board of directors. The Company received the full contract amount in cash during six-months ended June 30, 2026. Revenue of $810,000 was recognized from the arrangement during the six months ended June 30, 2026. The remaining $190,000 is included in Deferred revenue - related parties on the condensed consolidated balance sheet as of June 30, 2026.

19. FAIR VALUE MEASUREMENTS

The Company measures certain financial assets and liabilities at fair value in accordance with ASC 820, Fair Value Measurement. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

27

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

Assets measured at fair value on a recurring basis:

June 30, 2026	Level 1	Level 2	Level 3	Total Fair Value
U.S. Treasury securities	$-	$21,025,796	$-	$21,025,796
Corporate bonds and notes	-	41,886,938	-	41,886,938
Total	$-	$62,912,734	$-	$62,912,734

U.S. Treasury securities and corporate bonds are included within ‘Investments in debt securities’ in the accompanying consolidated balance sheets.

Liabilities measured at fair value on a recurring basis:

June 30, 2026	Level 1	Level 2	Level 3	Total Fair Value
Warrant liability	$-	$-	$23,656,124	$23,656,124

The warrant liability is included within ‘Warrant liability’ in the accompanying consolidated balance sheets.

Investments in Debt Securities

The Company’s Investments in debt securities consist primarily of U.S. Treasury securities and investment-grade corporate bonds and are measured at fair value on a recurring basis. Unrealized gains and losses are recorded in accumulated other comprehensive income (loss). Realized gains and losses are recognized in earnings upon sale or maturity of the securities.

The fair values of the Company’s available-for-sale debt securities are determined using quoted prices for similar instruments, broker/dealer quotations, pricing services and other observable market inputs. Accordingly, the securities are classified within Level 2 of the fair value hierarchy.

Warrant liability

The Company measures the UMAC Warrant liability at fair value on a recurring basis and classifies the liability within Level 3 of the fair value hierarchy because the valuation incorporates significant unobservable inputs. Changes in the fair value of the UMAC Warrant liability are recognized in earnings in the period in which they occur.

The following table presents the significant quantitative unobservable inputs used in the valuation of the UMAC Warrant liability as of June 30, 2026:

30-Jun-26	Valuation Technique	Significant Unobservable Inputs	Input
Warrant liability	Black Scholes option pricing model	Fair value of underlying stock price	$2,390.74
		Expected volatility	106%
		Expected term	0.25 years

28

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

The fair value of the UMAC Warrant liability was determined using an Black-Scholes option pricing model, which management believes is appropriate because the UMAC Warrants contain a fixed exercise price and the valuation is based on assumptions regarding the fair value of the underlying stock, expected volatility, expected term and risk-free interest rates. Significant unobservable inputs included the estimated fair value of the Company’s common stock underlying the UMAC Warrant, expected volatility, and expected term. Expected volatility was estimated based on the historical volatility of comparable publicly traded companies, adjusted for differences in capital structure to reflect the Company’s financial leverage. Expected term was based on management’s estimate of the expected closing date of the proposed transaction. The probability of a deal close or exercise event reflected management’s assessment of the likelihood of consummation of the proposed merger and remained unchanged from the June 11, 2026 valuation.

The fair value of the Company’s common stock underlying the UMAC Warrant was determined using the market price of AGH common stock, adjusted for the Exchange Ratio (as defined in Note 21), due to the probability and expected timing of the merger with AGH. A significant increase (decrease) in the estimated stock price, expected volatility, or probability of a deal close or exercise event, in isolation, would generally result in a significantly higher (lower) fair value measurement of the UMAC Warrant liability. The effect of a change in a particular assumption may be mitigated or amplified by changes in other assumptions used in the valuation model.

Reconciliation of Level 3 Warrant liability

Warrant liabilities	Amount
Beginning balance as on January 1, 2026	$-
Initial recognition upon issuance	30,000,000
Change in fair value of warrants	(6,343,876)
Ending balance as on June 30, 2026	$23,656,124

20. COMMITMENTS AND CONTINGENCIES

Consulting and Advisory Agreements (Successor)

The Company is party to certain consulting and advisory agreements that provide for equity-based consideration. Under a consulting agreement with JHG Strategies LLC, effective April 1, 2026, the Company agreed to grant 200,000 restricted stock units of the combined company under the equity incentive plan of the combined company, subject to consummation of the merger with AGH. The first 50,000 restricted stock units have a scheduled vesting date of August 1, 2026, four months after the April 1, 2026 Commencement Date, with the remaining restricted stock units vesting in quarterly installments of 25,000, subject to specified quarterly service requirements and the forfeiture provisions of the agreement. As of June 30, 2026, the merger had not been consummated and the related performance condition was not considered probable of achievement. Accordingly, no related stock-based compensation expense or related liability was recognized as of June 30, 2026. See Note 21 for additional information regarding the merger with AGH.

On March 5, 2026, the Company entered into an advisory services agreement with KCGI in connection with the subscription agreements described in Note 14. The agreement was subsequently assigned to its affiliate, AUT Holdings LLC, on March 26, 2026, and amended and restated effective April 27, 2026. The agreement provides for total equity-based compensation of $1,080,000 for the three-year initial term, equivalent to $90,000 per quarter over the service period, payable in shares of the combined company’s common stock. As of June 30, 2026, the Company recognized $116,703 of general and administrative expense for service period from March 5, 2026 through June 30, 2026. The amount was included in accounts payable and accrued expenses.

Other than the arrangements described above, as of the condensed consolidated balance sheet dates presented, the Company had no material purchase commitments or other contractual commitments requiring disclosure.

Legal Proceedings

The Company is not involved in any legal proceedings, claims, or litigation and is not aware of any pending or threatened matters that would have a material impact on its condensed consolidated financial position, results of operations, or cash flows. No loss contingency accruals were recorded as of the condensed consolidated balance sheet dates presented.

21. SUBSEQUENT EVENTS

Management has evaluated subsequent events and transactions occurring after June 30, 2026 through October [15] 2026, the date these condensed consolidated financial statements were available to be issued.

Agreement and Plan of Merger with Aureus Greenway Holding, Inc.

On March 8, 2026, AGH, Aureus Merger Sub Inc. (“Merger Sub”), the Company, and Andrew Fox, solely in his capacity as the Stockholder Representative, entered into an Agreement and Plan of Merger, as amended in July 2026 (the “Merger Agreement”). On October 1, 2026, the Company consummated the merger with AGH. Pursuant to the Merger Agreement with AGH:

●	Each share of the Company’s common stock issued and outstanding immediately prior to the consummation of the merger (other than excluded shares and dissenting shares) was automatically converted into the right to receive 599.18229 shares of AGH common stock (the “Exchange Ratio”).
●	Each outstanding stock option of the Company, which accelerated and vested in full upon consummation of the merger, was assumed by AGH and converted into a stock option exercisable for shares of AGH common stock at the Exchange Ratio.
●	Each warrant of APC was assumed by AGH and converted into a warrant exercisable for shares of AGH common stock at the Exchange Ratio.
●	Each holder of common stock of the Company became entitled to receive a portion of 55,000,000 additional shares of AGH common stock (the “Earn Out Shares”). The Earn Out Shares became fully earned, vested and non-contingent as of the closing of the merger.

29

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2026, AND 2025

The initial accounting for the business combination is incomplete as a result of the timing of the acquisition.

In connection with the consummation of the merger, on October 3, 2026, the combined company approved a $9,955,000 transaction completion bonus.

UMAC Warrants

On August 20, 2026, the Company amended and restated the UMAC Warrants to provide that, following a Fundamental Transaction, the warrant holder is entitled to receive the same consideration, including the same election among securities, cash, or other property, available to holders of the Company’s common stock. The amended warrants also provide that the Company is not required to net cash settle an exercise of the warrants. See Note 13 for additional information regarding the UMAC Warrants.

American Ventures Advisory Warrants

On September 1, 2026, the Company entered into a Financial Advisory Agreement with American Ventures LLC, Series LII Powerus II, pursuant to which American Ventures agreed to provide financial advisory services to the Company. As consideration for such services, the Company issued 6,675 pre-funded warrants, each exercisable for one share of the Company’s common stock at an exercise price of $0.001 per share.

Lease Agreement

On September 14, 2026, the Company entered into a lease agreement for warehouse and industrial space located in Rock Hill, South Carolina. The lease commenced on September 14, 2026, and has an initial term of 12 months, with monthly base rent of approximately $137,974. Upon execution of the lease, the Company prepaid base rent of approximately $1.7 million and paid a security deposit of approximately $0.3 million. The lease provides the Company with an option to extend the lease term for an additional five years and an option to purchase the property for $36.0 million, subject to the terms and conditions of the agreement.

Deferred Acquisition Consideration

Subsequent to June 30, 2026, the Company settled the remaining deferred acquisition consideration associated with the acquisition of Agile. On August 20, 2026, the Company paid approximately $2,000,000 to satisfy the obligation in full.

Legal Settlement

In August 2026, a former consultant asserted claims against the Company relating to the consultant’s engagement and subsequent termination. In September 2026, the Company entered into a settlement agreement pursuant to which the Company agreed to make a payment of $100,000 in full settlement of the matter. The settlement agreement resolved all claims asserted against the Company in connection with the matter.

Except as disclosed above, management determined that there were no subsequent events requiring adjustment to or disclosure in the accompanying condensed consolidated financial statements.

30